SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2006
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-1927 (Commission File Number)	34-0253240 (I.R.S.Employer Identification No.)

1144 East Market Street, Akron, Ohio (Address of principal executive offices)	44316-0001 (Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
(a) Purchase Agreement.
     On November 21, 2006, The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) completed an offering (the “Offering”) of (i) $500 million aggregate principal amount of its 8.625% Senior Notes due 2011 (the “Fixed Rate Notes”), and (ii) $500 million aggregate principal amount of its Senior Floating Rate Notes due 2009 (the “Floating Rate Notes”, the “Floating Rate Notes” and “Fixed Rate Notes” collectively referred to herein as the “Notes”). The Fixed Rate Notes were sold at par and will bear interest at a fixed rate of 8.625% per annum. The Floating Rate Notes were sold at 99% of the principal amount and will bear interest at a rate per annum equal to the six-month London Interbank Offered Rate, or LIBOR, plus 375 basis points. In connection with the Offering, Goodyear entered into a purchase agreement, dated as of November 16, 2006 (the “Purchase Agreement”), with Goldman, Sachs & Co. as the initial purchaser of the Notes (the “Initial Purchaser”). The Notes are guaranteed by Goodyear’s U.S. and Canadian subsidiaries that also guarantee Goodyear’s obligations under its senior secured credit facilities.
     Goodyear expects to receive net proceeds from the Offering, after deducting the Initial Purchaser’s discount and offering expenses, of approximately $980 million. Goodyear intends to use the net proceeds (a) to repay at maturity $215 million principal amount of its 6 5/8% Notes due December 1, 2006, (b) to repay at maturity $300 million principal amount of its 8 1/2% Notes due March 15, 2007 and (c) for other general corporate purposes, which may include addressing the continuing strike by the United Steelworkers union.
     The Notes were offered in a private placement under Rule 144A under the Securities Act of 1933 (the “Securities Act”) and Regulation S under the Securities Act. The offering and sale of the Notes were not registered under the Securities Act, and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.
     A copy of the Purchase Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Purchase Agreement are qualified in their entirety by reference to such exhibit.
(b) Indenture and Notes.
     The Notes were issued under an indenture, dated as of November 21, 2006 (the “Indenture”), among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (the “Trustee”). The Indenture provides, among other things, that the Notes will be senior unsecured obligations of Goodyear and will rank equally with all of the Company’s other senior unsecured and unsubordinated debt. Interest is payable on the Notes on June 1 and December 1 of each year beginning on June 1, 2007. The Floating Rate Notes will mature on December 1, 2009 and the Fixed Rate Notes will mature on December 1, 2011. Goodyear may redeem some or all of the Floating Rate Notes at any time prior to maturity at a redemption price equal to the principal amount of the Floating Rate Notes plus accrued and unpaid interest. After December 1, 2009, Goodyear may redeem for cash all or a portion of the Fixed Rated Notes at the redemption prices set forth in the Indenture. Prior to December 1, 2009, Goodyear may redeem for cash some or all of the Fixed Rate Notes at a redemption price equal to the principal amount of the Fixed Rate Notes plus the make-whole premium set forth in the Indenture. In addition, at any time prior to December 1, 2009, Goodyear may redeem up to 35% of the aggregate principal amount of the Fixed Rate Notes with the net cash proceeds of certain equity offerings at the redemption price set forth in the Indenture.
     The terms of the Indenture, among other things, limit the ability of Goodyear and certain of its subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of the Goodyear’s subsidiaries to pay dividends to Goodyear, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions, and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to significant exceptions and qualifications. For example, if the Notes are assigned an investment grade rating by Moody’s and S&P and no default has occurred or is continuing, certain covenants will be suspended.

     The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of Notes to be due and payable. In addition, in the event of a change in control, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
     A copy of the Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibit.
(c) Registration Rights Agreement.
     On November 21, 2006, the Company also entered into separate registration rights agreements with the Initial Purchaser with respect to the Floating Rate Notes and the Fixed Rate Notes (both such agreements referred to herein as the “Registration Rights Agreements”). Under the Registration Rights Agreements, Goodyear agreed for the benefit of the holders of each series of Notes that it will use its commercially reasonable efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to exchange each series of Notes for an issue of registered notes (the “exchange notes”) having substantially the same terms as the Notes (except that the exchange notes will not be subject to restrictions on transfer). If an exchange offer cannot be effected, Goodyear has agreed to file and keep effective a shelf registration statement for the resale of the Notes. If the exchange offer for a series of Notes is not completed (or a shelf registration is not declared effective) within 270 days or the Company fails to comply with certain of its other obligations under the Registration Rights Agreement for such series of Notes, the Company will be required to pay additional interest to holders of such Notes.
     Copies of the Registration Rights Agreements are attached as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K and are hereby incorporated by reference herein. The descriptions of the material terms of the Registration Rights Agreements are qualified in their entirety by reference to such exhibits.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET
                     ARRANGEMENT OF A REGISTRANT
     The disclosures above under Item 1.01(b) of this Current Report on Form 8-K relating to the Indenture and the Notes are also responsive to Item 2.03 of this report and are hereby incorporated by reference into this Item 2.03.
ITEM 8.01. OTHER EVENTS
     A news release dated November 21, 2006 announcing the closing of the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
4.1	Purchase Agreement, dated November 16, 2006, among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co.

4.2	Indenture, dated as of November 21, 2006 among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

4.3	Exchange and Registration Rights Agreement with respect to Senior Floating Rate Notes due 2009, dated as of November 21, 2006 among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co.

4.4	Exchange and Registration Rights Agreement with respect to 8 5/8% Senior Notes due 2011, dated as of November 21, 2006 among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co.

99.1	News Release dated November 21, 2006.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY
Date: November 22, 2006	By	/s/ C. Thomas Harvie C. Thomas Harvie Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Purchase Agreement, dated November 16, 2006, among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co.

4.2	Indenture, dated as of November 21, 2006 among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

4.3	Exchange and Registration Rights Agreement with respect to Senior Floating Rate Notes due 2009, dated as of November 21, 2006 among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co.

4.4	Exchange and Registration Rights Agreement with respect to 8 5/8% Senior Notes due 2011, dated as of November 21, 2006 among Goodyear, certain subsidiaries of Goodyear and Goldman, Sachs & Co.

99.1	News Release dated November 21, 2006.